Exhibit 10.1

LENDER ASSIGNMENT AGREEMENT

This LENDER ASSIGNMENT AGREEMENT (this “Agreement”), dated as of June 9, 2014, is by and between CWD OC 522 MASTER FUND, LTD. (the “Assignor”) and PACIFIC ETHANOL, INC., a Delaware corporation (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to the Second Amended and Restated Credit Agreement, dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company (“Pacific Holding”), Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), Pacific Ethanol Stockton LLC, a Delaware limited liability company (“Stockton”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with Pacific Holding, Madera, Boardman and Stockton, each a “Borrower” and collectively the “Borrowers”), as borrowers, Pacific Holding, as Borrowers’ Agent, each of the Lenders from time to time party thereto, Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and Amarillo National Bank, as accounts bank;

WHEREAS, the Assignor desires to assign certain of its interests under the Credit Agreement to the Assignee in accordance with Sections 11.03 (b) and (j) thereof;

WHEREAS, as provided under the Credit Agreement, the Assignor is a Lender of Tranche A-1 Closing Date Term Loans and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans as set forth in Annex A hereto;

WHEREAS, the Assignee is an Affiliated Lender;

WHEREAS, the Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a one hundred percent (100%) interest in all of the rights and obligations of the Assignor under the Credit Agreement and the other Financing Documents (which includes the outstanding Loans disbursed by and owing to, and the undisbursed Commitments of, the Assignor) relating to the Tranche A-1 Closing Date Term Loans held by the Assignor, all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations with respect to the Assignor being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this agreement, the respective Loans and Commitments of the Assignor and the Assignee shall be in the amounts set forth on Annex A.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Section 1.     Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2.     Assignment.

(a)            As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to the Assignee, and the Assignee irrevocably purchases from the Assignor, the Assignor’s Assigned Interest, which shall include (i) all of the Assignor’s rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assignor’s Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).

(b)            Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.

(c)            As consideration for the sale and assignment of the Assigned Interests by the Assignor to the Assignee on the Effective Date, Assignee shall pay to Assignor cash in the amount of $5,382,319.04 by wire transfer of immediately available funds in accordance with written instructions provided by the Assignor to the Assignee.

Section 3.     [Intentionally deleted.]

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Section 4.     Representations, Warranties and Undertakings.

(a)             The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assignor’s Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim or any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Assignor to sell, transfer, assign, or otherwise dispose of any Assigned Interest other than to the Assignee, and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of any Borrower, any other Loan Party or any Project Party or the performance or observance by any Borrower or any other Person of any of its obligations under the Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

(b)            The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Senior Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Borrower, or any other Senior Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or the other Financing Documents as are delegated to such Agent by the terms thereof and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, any Senior Secured Party.

(c)             The Assignee further agrees to furnish the tax form required by Section 4.07(e) (if so required) of the Credit Agreement no later than the Effective Date.

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Section 5.     Effectiveness.

(a)            The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment made as consideration for the sale, assignment and transfer contemplated in Section 2 hereof, (iii) consent by the Administrative Agent to this Agreement and the assignment contemplated hereby, and (iv) the registration of such assignment by the Administrative Agent in the Register in accordance with Section 11.03 of the Credit Agreement.

(b)            Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note (if any) to the Administrative Agent and may request that new Notes be executed and delivered to the Assignee and reflecting the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

“This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement.”

If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.

(c)            Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(i)              the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Credit Agreement, and shall have all the rights and obligations of a “Lender” under the Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii)            the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) of the Credit Agreement) and be released from its obligations under the Credit Agreement and the other Financing Documents to the extent specified herein.

Section 6.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

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Section 7.     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.     Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrowers or the Agents that may be required in connection with the assignment contemplated hereby.

Section 9.     Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Credit Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

Section 10.     Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

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IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The Effective Date for this Agreement is June 9, 2014.

ASSIGNOR

CWD OC 522 MASTER FUND, LTD.

By: /s/ David Koenig

By: ____________________

Name: David Koenig

Title: Authorized Signatory

ASSIGNEE

PACIFIC ETHANOL, INC.

By: /s/ Bryon McGregor

Name: Bryon McGregor

Title: CFO

Accepted and Acknowledged

this 9th day of June, 2014

WELLS FARGO BANK, N.A.,

  as Administrative Agent

By: /s/ Michael Pinzon

Name: Michael Pinzon

Title: Vice President

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Annex A
to Lender Assignment Agreement

[Note: Include only those Loans that Assignors have an interest in.]

Loan	Assignor’s Undisbursed Commitment Pre-Assignment	Assignor’s Outstanding Loans Pre- Assignment	Percentage (of Assignor’s interests) Assigned	Assignor’s Undisbursed Commitment Post- Assignment	Assignor’s Outstanding Loans Post-Assignment	Assignee’s Undisbursed Commitment Post- Assignment*	Assignee’s Outstanding Loans Post- Assignment
Tranche A-1 Closing Date Term Loans	$0	$4,620,016.34	100%	$0	$0	$0	$4,620,016.34
Revolving Loans	$2,716,352.72	$0	0%	$2,716,352.72	$0	$0	$0

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